                                                                   Exhibit 10.14
                                                                   -------------


                              June 7, 1993
                              (Revised 12/27/93)

Euro Brokers, Maxcor Inc.
Two World Trade Center
Suite 8400
New York, N.Y.  10048-0697

         Re: Agreement For Securities Clearance Services

Dear Sirs:

     This letter sets forth our agreement ("Agreement") concerning certain clearing services to be performed by Daiwa Securities America Inc. ("Daiwa") for Euro Brokers Maxcor Inc. ("Introducing Firm") with respect to certain of Introducing Firm's customer transactions in the securities specified in Exhibit A hereto ("Specified Securities"). As described fully below, Introducing Firm shall pay to Daiwa clearing fees calculated based upon the schedule set forth in Exhibit B hereto. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed that this Agreement is contingent upon the approval of the New York Stock Exchange, Inc. ("NYSE").

     1. Subject to the provisions of this Agreement and any special limitations set forth in Exhibit C hereto, Daiwa shall clear securities transactions on a fully disclosed basis for those of Introducing Firm's customer accounts ("Accounts") as may be mutually agreed between the parties hereto. Daiwa shall indicate its acceptance of such Accounts by written notice to Introducing Firm. Daiwa may, in its sole discretion, but not unreasonably, notwithstanding any other provision of this Agreement, at any time refuse to accept any particular trade for any Account, provided, however, that Daiwa will endeavor to give Introducing Firm prompt written notice in the event that Daiwa should determine not to accept trades in any class or type of security or the trades of any particular Account.

     2. Introducing Firm shall arrange for completion of all Daiwa forms and provide any supporting documents required for the opening and maintenance of the Account. In connection with the introduction of each prospective Account, Introducing Firm shall promptly furnish Daiwa with all information concerning its customer and Introducing Firm's relationship with its customer and any related documents that Daiwa may reasonably require.

Nothing herein shall restrict Daiwa from making any further inquiry or investigation as Daiwa deems necessary.

     3. Daiwa shall send a letter substantially in the form of Exhibit C hereto to each accepted Account. Daiwa shall send a copy of such letter to Introducing Firm.

     4. (a) 4Daiwa shall clear trades under this Agreement by executing as a principal, back-to-back purchases and sales of Specified Securities initiated by Introducing Firm between an Account and Daiwa on the one hand, and Daiwa and another Account or dealer on the other (each a "Back-to-Back Transaction"). Introducing Firm by its designated employee(s) shall notify promptly a designated employee of Daiwa by telephone of the Terms of each Back-to-Back Transaction that has been initiated; if such trade is rejected by Daiwa, Daiwa shall by telephone (with written facsimile confirmation) promptly notify Introducing Firm, who shall promptly notify its customer, and if such trade has been accepted by Daiwa, Daiwa shall directly confirm it with Introducing Firm's customer and the other dealer, by telephone. Nothing herein shall prohibit Introducing Firm from initiating a purchase or sale for an Account directly with Daiwa as dealer of its inventory. Introducing Firm and its customer shall each be provided with an Account's purchases and sales confirmations and statements of Account by Daiwa at such times and with such frequency as Daiwa normally provides such statements to its own customers. Daiwa shall notify Introducing Firm of any discrepancies in trade confirmations with contra parties promptly upon discovery but no later than 48 hours after trade date or the date which the trade is received, whichever is later.

         (b) Back-to-Back Transactions shall normally generate revenue as a result of the difference between the price at which Introducing Firm arranges for Daiwa to purchase a security from an Account or another dealer (or, if sold from Daiwa inventory, the price quoted to Introducing Firm) and the price at which Introducing Firm arranges for Daiwa to sell such security to another dealer or an Account (or, if purchased for Daiwa inventory, the price quoted to Introducing Firm). Such revenue shall be retained by Daiwa until the end of each calendar month during the term hereof, at which time Daiwa shall pay to Introducing Firm, within five business days after the end of such calendar month, an amount equal to any revenue remaining, after deduction of Daiwa's clearing fees therefrom ("Remaining Revenue").

         (c) Daiwa shall furnish Introducing Firm with a supporting schedule together with each Remaining Revenue payment, and determination of the amount payable to Introducing Firm with respect to any calendar month shall be conclusive and binding on the parties hereto if Introducing Firm does not object thereto in writing, with specific details of its objections, within thirty (30) days after its receipt of such supporting schedule.

     5. This Agreement and all transactions in the Accounts, will be subject to the applicable Constitution, Rules, By-Laws, Regulations and customs of any securities market, association, exchange or clearing house where such transactions are effected or of which Daiwa is a member, and also to all applicable U.S. Federal and state laws and regulations. All of the foregoing are hereinafter called the "Applicable Rules".


     6. Except as otherwise specified in this Agreement Introducing Firm shall be solely responsible for the opening, approving and monitoring of the Accounts, and ensuring that the transactions conducted therein are in compliance with the Applicable Rules. Such responsibility includes, but is not limited to: (i) using due diligence to learn and on a continuing basis to know the essential facts of each customer, knowing all persons holding power of attorney over any Account, being familiar with each order in any Account and at all times to fully comply with Rule 405 of the New York Stock Exchange, Inc. and the Rules of Fair Practice of the National Association of Securities Dealers, Inc. ("NASD"), and any interpretations thereof, and all similar Applicable Rules; (ii) selecting, investigating, training and supervising all personnel who open, approve or authorize transaction in the Accounts; (iii) establishing written procedures for the conduct of the Accounts and ongoing review of all transactions in Accounts, and maintaining compliance and supervisory personnel adequate to implement such procedures; (iv) determining the suitability of all transactions; (v) ensuring that there is a reasonable basis for all recommendations made; (vi) determining the appropriateness of the frequency of trading in Accounts; (vii) determining the authorization and legality of each transaction in the Account; (viii) acceptance of orders; (ix) initiating Back-to-Back Transactions and determining the amount of any difference between the prices paid or received by an Account for a Specified Security and the prices paid or received by Daiwa for said Specified Security; (x) obtaining and maintaining all documents necessary for the performance of Introducing Firm's responsibilities under this Agreement and retaining such documents in accordance with all the Applicable Rules; and (xi) responding to all its customer inquiries and complaints, and promptly notifying Daiwa in writing of complaints concerning Daiwa.

     7. (a) Daiwa shall be responsible for (i) entering into accepted Back-to-Back Transactions as directed by Introducing Firm; (ii) the delivery and for receipt of funds and/or Specified Securities to and from Accounts, as applicable, and for the transfer of Specified Securities to and from Accounts; and (iii) the receipt, timely delivery and safeguarding of funds and securities, and maintenance of books and records (including preparation and timely transmittal of trade confirmations and statements) relating to transactions between Daiwa and Accounts.

         (b) Daiwa shall have no responsibility for (i) supervising the investment advisory, sales and trading activities of Introducing Firm's employees or for any of Introducing Firm's books or records or (ii) opening or approving Accounts, screening of orders or for monitoring of Account activity.

     For purposes of the Securities and Exchange Commission's financial responsibility rules and SIPC, the Introducing Firm's customers will be considered customers of Daiwa and not customers of the Introducing Firm. Nothing herein shall cause the Introducing Firm's customers to be construed or interpreted as customers of Daiwa for any other purpose or to negate the intent of any other section of this agreement, including but not limited to, the delineation of responsibilities as set forth elsewhere in this Agreement.


     8. Each party shall be solely responsible for (i) its own errors in connection with any Account; (ii) adherence to the respective securities laws, regulations and rules which apply to it regarding its own operations and the supervision of its own personnel; (iii) compliance with all restricted/control stock requirements, as applicable to it; (iv) compiling and filing its respective regulatory reports, as applicable; (v) supplying the other with reasonable access to its relevant records and supplying any information in its possession reasonably requested by such party in order for both parties to properly perform their respective functions under the Agreement

     9. Introducing Broker represents, warrants and covenants to Daiwa as follows:

         (a) It is a member in good standing of the NASD.

         (b) It is and during the term of this Agreement will remain duly registered or licensed and in good standing as a broker/dealer under the Applicable Rules.

         (c) It has all the requisite authority in conformity with all Applicable Rules to enter into this Agreement and to retain the services of Daiwa in accordance with the terms hereof and you have taken all necessary action to authorize the execution of this Agreement and the performance of the obligations hereunder.

         (d) It is in compliance, and during the term of this Agreement will remain in compliance with (i) the capital and financial reporting requirements of any and all national securities exchange or other securities exchange and/or securities association of which it is a member, (ii) the capital requirements of the Securities and Exchange Commission, (iii) the capital requirements of every state in which it is licensed as a broker/dealer, and (iv) the NASD Rules of Fair Practice.

         (e) It shall not generate any statements, billings or confirmations respecting any Account or transaction in any Account.

         (f) It shall provide representatives of any governmental body having jurisdiction over the respective businesses of the parties with reasonable access to the records relating to Accounts and their owners.

         (g) It shall keep confidential any information it may acquire as a result of this Agreement regarding the business and affairs of Daiwa, which requirements shall survive the life of this Agreement.

     10. Daiwa represents, warrants and covenants as follows:

          (i) Daiwa is a member in good standing of the National Association of

     Securities Dealers, Inc. and of the major national securities exchanges.

          (ii) Daiwa is and during the term of this Agreement will remain duly licensed and in good standing as a broker/dealer under the Applicable Rules.

          (iii)Daiwa has all the requisite authority, in conformity with all Applicable Rules to enter into and perform this Agreement and has taken all necessary action to authorize the execution of this Agreement and the performance of the obligations hereunder.

          (iv) Daiwa is in compliance, and during the term of this Agreement will remain in compliance with (1) the capital and financial reporting requirements of every national securities exchange and/or other securities exchange or association of which it is a member, (2) the capital requirements of the Securities and Exchange Commission, and (3) the capital requirements of every state in which it is licensed as a broker/dealer.

          (v) The names and addresses of Introducing Firm's customers which have or which may come to Daiwa's attention in connection with the clearing and related functions it has assumed under this Agreement are confidential and shall not be utilized by Daiwa except in connection with the functions performed by Daiwa pursuant to this Agreement. Notwithstanding the foregoing, should any customer of Introducing Firm request, on an unsolicited basis that Daiwa become its broker, acceptance of such Account by Daiwa shall in no way violate this representation and warranty, nor result in a breach of this Agreement.

          (vi) Daiwa shall keep confidential any information it may acquire as a result of this Agreement regarding your business and affairs, which requirement shall survive the life of this Agreement.

     11. (a) Each party (here referred to as the "indemnifying party") shall indemnify the other, and its officers, directors, employees, agents and affiliates (each of the foregoing being an "indemnified party") from and against any and all claims, losses, damages (excluding any indirect, consequential or special damages), expenses (including, without limitation, reasonable attorneys'
fees) and liabilities (all of the foregoing being referred to as "liabilities"), directly caused by or directly resulting from the acts or omissions, under or in connection with this Agreement or any transaction made pursuant to this Agreement, of the indemnifying party, or any of its officers, directors, employees or agents, including, without limitation, any failure by the indemnifying party, its officers, directors, employees or agents to comply with any applicable law or regulation, and any fraud, dishonesty or gross negligence by the indemnifying party. Notwithstanding anything expressed or implied to the contrary in the foregoing, the parties agree: (i) without limiting the generality of the foregoing indemnity, that Introducing Firm shall be solely liable for, and shall indemnify Daiwa, its officers, directors, employees, agents and affiliates from and against, any and all liabilities in any way caused by or resulting from any investment advice or any incorrect or unauthorized instructions given by Introducing Firm; (ii) that in no event shall Daiwa, or any of its officers, directors, employees, agents or affiliates, have any liability to Introducing Firm (or any other indemnified party) for liabilities resulting from, or alleged to have resulted from, Daiwa's exercise of its rights hereunder to refuse to approve a particular Account or any particular trade or transaction in the manner provided for herein; and (iii) that neither party shall be required by the terms hereof to indemnify the other (or any other indemnified party) for any liabilities to the extent caused by the negligent or wrongful conduct of the indemnified party.

         (b) Payment of indemnity obligations shall be made promptly following receipt of written notice thereof and final determination of liability by adjudication, arbitration or settlement agreed to by the indemnifying party. Each party agrees to give the other prompt written notice of any grievance or complaint, threat of action, commencement of litigation against either party in connection with this Agreement or any transaction consummated pursuant hereto, and of any other matter likely to give rise to an indemnity claim hereunder. The indemnifying party shall have the right, at its option, to compromise or defend, at its own expense and by its own counsel, any such matter involving the asserted liability of the indemnified party, provided that the indemnifying party may not, without the prior written consent of the indemnified party, compromise any such asserted liability if the terms of such compromise require any action by, or impose any liability upon, the indemnified party other than the payment of money. If the indemnifying party intends to compromise or defend any such asserted liability, it shall give prompt written notice to the indemnified party of its intention to do so, and the indemnified party agrees to cooperate fully with the indemnifying party and its counsel in such compromise or defense. In any event, the indemnified party shall have the right, at its own expense, to participate in the defense of any such asserted liability.

     12 (a) Daiwa shall limit its services pursuant to the terms of this Agreement to that of clearing functions and the related services expressly set forth herein and Introducing Firm shall not hold itself out as an agent of Daiwa or of any subsidiary or company controlled directly or indirectly by or affiliated with Daiwa. Neither this Agreement nor any operation hereunder shall create a general or limited partnership, association or joint venture or agency relationship between the parties.

         (b) Introducing Firm shall not, without the prior written approval of

Daiwa, place any advertisement in any newspaper, publication, periodical or any other media if such advertisement in any manner makes reference to Daiwa or to the clearing arrangements and the services embodied in this Agreement.

         (c) Should Introducing Firm in any way hold itself out as, advertise or represent that you are the agent of Daiwa, Daiwa shall have the power, at its option, to terminate this Agreement and Introducing Firm shall be liable for any loss, liability, damage, claim, cost or expense (including but not limited to fees and expenses of legal counsel) sustained or incurred by Daiwa as a result of such a representation of agency or apparent authority to act as an agent of Daiwa or agency by estoppel.

     13. (a) To further ensure Introducing Firm's performance of its obligations under this Agreement (including, without limitation, its indemnity obligations), there shall be established a securities holding account with Daiwa to be opened in the name of Introducing Firm and designated as the Introducing Firm Collateral Account (the "Collateral Account"). The Collateral Account shall at all times contain cash, securities, or a combination of both, having a market value of not less than the sum set forth in Exhibit B hereto (the "Collateral Amount"). Said securities shall consist only of direct obligations issued by or guaranteed as to principal and interest by the United States and such other securities as Daiwa may in writing consent to, in its sole discretion, from time to time. As collateral security for all of its obligations to Daiwa under and with respect to this Agreement, Introducing Firm hereby pledges, assigns and grants a first priority security interest and lien to Daiwa in and upon all property from time to time now or hereafter in the Collateral Account, and Daiwa shall have all rights and remedies with respect thereto of a secured party under the New York Uniform Commercial Code or other applicable law, as well as its other rights hereunder. Introducing Firm represents and warrants that any collateral shall be free of any lien, pledge or interest other than that of Daiwa. Introducing Firm shall be entitled to receive all cash distributions made on or in respect of the securities unless the market value of the cash and/or securities in the Collateral Account is less than the Collateral Amount. If the Collateral Account consists of cash, Daiwa shall pay interest to the Introducing Firm on this cash held from time to time at the rate mutually agreed upon. If at any time the market value of the cash and/or securities in the Collateral Account shall be less than ninety percent (90%) of the Collateral Amount, as determined by Daiwa, Daiwa may, by notice to Introducing Firm, demand that Introducing Firm deliver additional collateral to the Collateral Account to increase the market value to the full Collateral Amount, in which event such delivery shall be made within five business days following such demand. If the market value of the cash and/or securities in the Collateral Account exceeds one hundred and ten percent (110%) of the Collateral Amount, as determined by Daiwa, Daiwa shall notify Introducing Firm, in which event Introducing Firm may, by notice to Daiwa, demand that Daiwa authorize and direct the redelivery to Introducing Firm of a portion of the collateral so that the remaining collateral has a market value equal to at least the Collateral Amount.

         (b) Introducing Firm may from time to time direct the investment of any cash in the Collateral Account, but no purchases shall be made on margin and securities purchased shall consist only of the aforementioned types of securities. Except as provided herein, Introducing Firm shall not have access to, nor have any right to transfer or withdraw any cash or securities from, the Collateral Account without the prior written consent of Daiwa. The Collateral Account shall not be deemed to be margin for any Customer accounts.

     14. If Daiwa shall have any claim against Introducing Firm or shall suffer any loss or incur any expenses for which it is entitled to be indemnified pursuant to this Agreement, upon the final determination of the liability of Introducing Firm for such claim, loss or expense, Daiwa shall have the right to deduct the amount of such claim, loss or expense from any amounts owed to Introducing Firm hereunder. If the amount owed to Introducing Firm hereunder is less than the amount of such claim, loss or expense, Daiwa shall have the right to withdraw from the Collateral Account cash and/or securities having a market value equal to the amount of such deficiency. Introducing Firm shall then be obligated to deposit immediately in the Collateral Account cash and/or securities sufficient to bring the Collateral Account back to a market value of at least the Collateral Amount.

     15. Within thirty (30) days of the termination of this Agreement, Daiwa will (a) effect the payment and delivery to Introducing Firm of the funds and/or securities in the Collateral Account, less any amounts Daiwa is entitled to withdraw under the preceding paragraph; provided, however, that Daiwa may retain in the Collateral Account such amount as it reasonably deems appropriate for its protection from any claim or proceeding of any type then threatened or pending, until the final determination thereof is made, and (b) deliver or cause to be delivered to Introducing Firm (without the reproduction or other copying thereof) all documents and other materials, including customer lists, prepared in connection with this Agreement or the business of Introducing Firm, except for such documents and other materials as Daiwa may have destroyed in the normal course of its business or may be required to keep for regulatory purposes or otherwise as may be required by law. In any event, Daiwa agrees that no such documents or other materials will be distributed by it to any person or group in or outside Daiwa that does not have responsibility for the administration, legal or audit review of this Agreement or transactions thereunder. Daiwa further acknowledges and agrees that Introducing Firm may, in developing its business, contact persons or entities that may be customers of Daiwa and that in doing so they will not be in violation of this or any other agreement between Daiwa and Introducing Firm.

     16. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns; provided, however, that Introducing Firm may not assign its rights and/or obligations hereunder without the prior written consent of Daiwa. No express or implied waiver of any default shall constitute a waiver of any other default, and no exercise of any right or remedy hereunder by either party shall constitute a waiver of its right to exercise any other right or remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by either party to a departure herefrom shall be effective unless in writing and executed by both parties hereto (or in the case of a waiver or consent, by the party granting the same).

     17. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CHOICE OF LAW PRINCIPLES.

     18. Each party agrees that any claim, dispute, grievance or controversy arising under this Agreement or any transactions executed or arising therefrom or thereunder shall be settled by arbitration pursuant to and in accordance with
Article XI of the NYSE Constitution and the NYSE Arbitration Rules. Each party further agrees to service of process in any arbitration proceeding by mailing of copies thereof (by registered or certified mail, if practicable) postage prepaid, or by telex, to it at an address for notices under this Agreement; and agrees that nothing herein shall affect the other party's right to effect service of process in any other manner permitted by NYSE Arbitration Rules, and that each party shall have the right to bring a proceeding for enforcement of a judgment entered by any arbitration panel against the other party in any court or jurisdiction in accordance with applicable law.

     19. (a) This Agreement supersedes all other agreements between the parties with respect to the transactions contemplated herein.

         (b) This Agreement shall not be binding upon Daiwa until signed by a duly authorized officer of Daiwa and may not be amended except in writing signed by Introducing Firm and Daiwa's duly authorized officer.

         (c) This Agreement may be terminated by either party upon thirty (30) days' written notice given to the other party at any time, or written notice following an Event of Default which event shall occur if (i) either party shall fail to perform or observe any term, covenant or condition to be performed or observed by it hereunder and such failure shall continue to be unremedied for a period of 30 days after written notice from the non-defaulting party to the defaulting party specifying the failure and demanding that the same be remedied; or (ii) any representation or warranty made by either party shall prove to be incorrect at any time in any material respect; or (iii) a receiver, liquidator or trustee of either party, or of any property held by either party, is appointed by court order and such order remains in effect for more than 30 days; or either party is adjudicated bankrupt or insolvent; or any of its property is sequestered by court order and such order remains in effect for more than 30 days; or a petition is filed against either party under the bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is

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not dismissed within 30 days after such filing; or (iv) either party makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of either party, or of any property held by either party.

         Upon the occurrence of any such Event of Default, the non-defaulting party may, at its option, by written notice to the defaulting party declare that this Agreement shall be thereby terminated and such termination shall be effective as of the date such notice has been received by the defaulting party. Notice sent to the address provided for by this Agreement shall be assumed to have been received three days after mailing or, if communicated by hand or by fax, on the day sent.

     20. Written notices shall be properly made if hand delivered, mailed (registered mail) or telecopied ("faxed") to the party entitled to receive such notices at the following address or telephone number:

          To:  Introducing Firm
               Euro Brokers, Maxcor Inc.
               2 World Trade Center - Suite 8400
               New York, N.Y.  10048-0697
               Tel. No:  212-748-7040
               Fax No.:  212-748-7049
               Attn.:  Susan J. Tysk, V.P. and Controller

          To:  Daiwa
               Daiwa Securities America Inc.
               One World  Financial Center
               200 Liberty Street, Tower A
               New  York, New York  10281
               Tel. No.:  (212) 341-0682
               Fax  No.:  (212) 341-0685
               Attn.:  Managing Director
                       Correspondent Services

     21. (a) There will be no Accounts opened on behalf of employees or officers of New York Stock Exchange member organizations, self-regulatory organizations and other financial institutions without the prior written consent of Daiwa.

         (b) There will be no margin under the Agreement. Daiwa is extending no credit pursuant to the Agreement. The provisions of Regulation T will be complied with, as applicable. In the event that credit is extended to Introducing Firm and there is a rehypothecation/lending of securities under the Agreement, such activity will not contravene the provisions of Rule 8c-1 of the Securities Exchange Act of 1934.

         (c) Any and all telephone conversations in connection with transactions under the Agreement may be electronically recorded and may be utilized to resolve any uncertainty or any dispute arising in connection with this Agreement or any transaction hereunder.

         (d) Each party acknowledges that the payment of dividends, and the handling of exchange/tender offers, rights and warrants and redemptions are not applicable to this Agreement.

         Please indicate your agreement with the foregoing by signing and returning the enclosed copy of this letter.

                              Very truly yours,

                              DAIWA SECURITIES AMERICA INC.

ACCEPTED AND AGREED TO AS OF
THE DATE FIRST SET FORTH ABOVE:

EURO BROKER, MAXCOR INC.

By:/s/ Susan J. Tysk
   -----------------------
Name:Susan J. Tysk
     ---------------------
Title:V.P. and Controller
     ---------------------


ACCEPTED AND AGREED TO:

DAIWA SECURITIES AMERICA INC.

BY:/s/ Thomas W. Kielty
   -----------------------
Name:Thomas W. Kielty
     ---------------------
Title:Executive V.P. and Senior Managing Director
     --------------------------------------------

                                    EXHIBIT A
                                    ---------


                        Schedule of Specified Securities
                        --------------------------------

         For purposes of the Agreement date June 7, 1993 concerning certain clearing services to be performed by Daiwa Securities America Inc. for Euro Brokers Maxcor Inc. ("Introducing Firm") with respect to transactions with customers of Introducing Firm, the term Specified Securities shall be limited to the following:

          1.   Securitized Adjustable Rate Mortgages

          2. Asset-backed Securities bearing a credit rating of AA or better

          3. Collateralized Mortgage Obligations bearing a credit rating of AA or better

          4.   GNMA, FNMA and Freddie Mac Securities ("Interest
               Only/Principal Only" portions of these securities)

          5.   U.S. Government and Agency Securities

          6.   Sovereign Debt - Euroclear/CEDEL Eligible

          7.   Euro Bonds

          8.   Municipal Securities

                                    EXHIBIT B
                                    ---------

Exhibit B has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

                                    EXHIBIT C
                                    ---------

                                Daiwa Letterhead

                                                                 _____, 19____

[Customer Name and Address]


          Re:  Euro Brokers Maxcor Inc.
               Allocation of Brokerage Account Responsibilities
               ------------------------------------------------

Gentlemen:

          As you know, your account has been introduced to Daiwa Securities America Inc. ("Daiwa") by your brokerage firm Euro Brokers, Maxcor Inc. ("Euro Brokers") for the purpose of Daiwa clearing trades in certain specified securities ("Specified Securities") listed in the attached Additional Clearing Services Terms and Conditions ("Additional Terms").

          This letter and the Additional Terms are to inform you, and obtain your agreement to, certain terms upon which Daiwa shall clear your trades through principal transactions directed by Euro Brokers, and the allocation of responsibilities between Euro Brokers and Daiwa.

          In establishing this relationship, providing trading advice and initiating trades for your account, Euro Brokers is acting solely on your behalf and not on behalf of, or as agent of, Daiwa. Euro Brokers shall remain responsible for the ongoing relationship that it has with you, and Daiwa shall be responsible only for trade clearing related functions, each as set forth below.

          Euro Brokers shall at all times be exclusively responsible for:

          - Learning your investment objectives and opening, approving and monitoring your account.

          - Reviewing your account and all orders in it and supervising all investment advice, when given.

          - Accepting or rejecting your orders, errors in initiating and transmitting orders, and screening orders prior to execution.


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



          - Transmitting instructions concerning your account to Daiwa, including instructing Daiwa as to the prices at which Daiwa will act as principal to execute orders for your account.

          - Ensuring that all the transactions conducted in your account are in compliance with all applicable law and rules.

          - Responding to any inquiries or complaints you may make concerning your account.

          Additionally, Euro Brokers is responsible to Daiwa for supplying all documentation required by Daiwa notwithstanding the fact that Daiwa has at all times the right to contact you directly regarding its information requirements. Daiwa has at all times the right, exercisable in its sole discretion, to refuse to accept orders for your account.

          Daiwa will be responsible for the following areas:

          - Executing as principal transactions in your account pursuant to Euro Brokers' instruction.

          - Maintaining books and records, documentation, compiling and filing regulatory reports.

          - Delivering and receiving funds and securities to or from your account, transfers of securities, payment of dividends or interest and the handling of exchange or tender offers, rights, warrants and redemptions in accordance with the last instructions received either from you or Euro Brokers.

          -    Safeguarding funds and securities.

          - Preparing and transmitting confirmations and statements.

          Any questions you may have concerning the conduct of your account should be addressed directly to Euro Brokers.

          You and Daiwa agree that any and all telephone conversations between us with respect to the contemplated transactions may be tape recorded and we each authorize the other to do so, and we each hereby waive further notice.



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



         THE ATTACHED ADDITIONAL TERMS SET FORTH ADDITIONAL INFORMATION, PROCEDURES AND LIMITATIONS APPLICABLE TO TRANSACTIONS IN YOUR ACCOUNT. PLEASE READ IT CAREFULLY. BY SIGNING AND REDELIVERING THIS LETTER YOU AGREE TO BE BOUND BY THE TERMS OF THIS LETTER AND ADDITIONAL TERMS.

         Please sign and deliver to Daiwa (Attention: Thomas S. Dillon, Managing Director) the enclosed copy of this letter. Upon Daiwa's receipt of the signed copy, this letter agreement and the terms and procedures described in the Additional Terms shall remain in effect until terminated in writing by either of us. All transactions entered into before notice of termination is received shall be handled in accordance with this letter agreement.

                              Very truly yours,

                                       By:______________________________
                                          DAIWA SECURITIES AMERICA INC.


                                          Thomas S. Dillon

ACKNOWLEDGED AND AGREED:

By:__________________________

Name:________________________

Title:_______________________



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



                Additional Clearing Services Terms and Conditions
                -------------------------------------------------

         The following additional terms, procedures and limitations are applicable to trades of Specified Securities (as defined below) which will be initiated by Euro Brokers Maxcor Inc. ("Euro Brokers"), and in which Daiwa Securities America Inc. ("Daiwa") will act as principal in order to clear and settle your trades.

         Euro Brokers will be initiating trades for your account in which Daiwa will buy from or sell to you a Specified Security which Euro Brokers has also arranged for Daiwa to sell to or purchase from another party. Daiwa will act as a principal in each of these back-to-back transactions which will generate revenue in an amount depending upon the relative prices at which the back-to-back trades are executed. These prices are determined solely by Euro Brokers, which shall retain the resulting revenue less the amount of Daiwa's clearing fee. Daiwa shall not initiate these trades nor shall it determine their prices, and Daiwa shall have no responsibility to you for investigating, screening or approving trades or their prices.

         Authorized employees of Euro Brokers may, by telephone, directly contact your trading desk to initiate transactions between you and Daiwa. However, such employees of Euro Brokers will not be acting as agent for Daiwa and no proposed transaction will be deemed approved or confirmed by Daiwa and no such transaction will be consummated by Daiwa until your trading desk compares the transaction by telephone with Daiwa's authorized personnel and Daiwa directly confirms by telephone the transaction. Daiwa agrees that once a transaction has been so confirmed, Daiwa is thereafter acting as principal in the trade. You agree that you will always act as principal on the other side of the trade. All your customary documentation for trades in which you act as principal, regardless of how initiated, should be sent directly to Daiwa and Daiwa will send you its usual documentation.

         Specified Securities shall mean: Securitized Adjustable Rate Mortgages; Asset-backed Securities bearing a credit rating of AA or better; Collateralized Mortgage Obligations bearing a credit rating of AA or better; GNMA, FNMA and

Freddie Mac Securities ("Interest Only/Principal Only" portions of these securities); U.S. Government and Agency Securities; and Sovereign Debt, EuroClear/CEDEL eligible.

         Mortgage trades should be submitted to Chris Ryan for comparison. Our number is (212) 341-0725; FAX (212) 341-0874.


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

Confirmations should be sent to: Daiwa Securities America Inc. Attn: Chris Ryan, One World Financial Center, 24th Floor, New York, N.Y. 10281.

         Government trades should be submitted to Lou Mennella for comparison. Our number is (212) 341-0639; FAX (212) 341-0770. Confirmations of such trades should be sent to: Daiwa Securities America Inc., Attn: Lou Mennella, One World Financial Center, 24th Floor, New York, N.Y. 10281.

         All other trades should be submitted to John Schipano for comparison. Our number is (212) 341-5639; FAX (212) 341-0782. Confirmations should be sent to: Daiwa Securities America Inc. Attn. John Schipano, One World Financial Center, 24th Floor, New York, N.Y. 10281.

         No trade will arise until Daiwa gives this confirmation and whether or not Daiwa confirms a trade, Euro Brokers will never itself be liable as principal in a trade or responsible for the performance of a trade.

         Attached please find a complete list of all delivery instructions.



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